U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FELLAZO INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Jinshan Building East, Unit 1903 568 Jinshan West Road Yong Kang City, Zhejiang Province People’s Republic of China	321300
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share, one Right and one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one Ordinary Share	The NASDAQ Stock Market LLC

Warrants, each exercisable for one-half of one Ordinary Share, each whole Ordinary Share exercisable for $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-226001
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights exchangeable into one-tenth of one ordinary share and warrants to purchase ordinary shares of Fellazo Inc. (the Company”). The description of the units, ordinary shares, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-231654) originally filed with the Securities and Exchange Commission on May 22, 2019, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association, as amended on March 29, 2019. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-231654), filed with the Securities and Exchange Commission on May 22, 2019).
3.2	Form of Amended and Restated Memorandum and Articles of Association. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-231654), filed with the Securities and Exchange Commission on May 22, 2019).
4.1	Specimen Unit Certificate. (incorporated by reference to Exhibit 4.1 filed with the Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-231654), filed with the Securities and Exchange Commission on May 22, 2019).
4.2	Specimen Ordinary Share Certificate. (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-231654), filed with the Securities and Exchange Commission on May 22, 2019).
4.3	Specimen Warrant Certificate. (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-231654), filed with the Securities and Exchange Commission on May 22, 2019).
4.4	Specimen Right Certificate. (incorporated by reference to Exhibit 4.4 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. (incorporated by reference to Exhibit 4.5 filed with the Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 17, 2019).
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant. (incorporated by reference to Exhibit 4.6 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).
10.1	Form of Letter Agreement among the Registrant and its officers, directors and Swipy Ltd. (incorporated by reference to Exhibit 10.2 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. (incorporated by reference to Exhibit 10.3 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).
10.3	Form of Registration Rights Agreement between the Registrant and certain security holders. (incorporated by reference to Exhibit 10.4 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).
10.4	Form of Unit Purchase Option between the Registrant and Maxim Group LLC. (incorporated by reference to Exhibit 10.9 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).
10.5	Form of Escrow Agreement by and among Continental Stock Transfer & Trust Company, the officers and directors of the Registrant and Swipy Ltd. (incorporated by reference to Exhibit 10.10 filed with the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231654), filed with the Securities and Exchange Commission on July 12, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Fellazo, Inc.

By:	/s/ Nicholas Ting Lun Wong
Nicholas Ting Lun Wong
Chief Executive Officer

Dated: July 24, 2019

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